                                                                     Exhibit 3.2

                          CERTIFICATE OF INCORPORATION
                                       OF
                              STX CHEMICALS CORP.

       The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

                                      NAME
                                      ----

       The name of the corporation is "STX Chemicals Corp." (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT
                          ---------------------------

       The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE
                                    -------

       The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                     SHARES
                                     ------

       The aggregate number of shares which the Corporation has authority to issue is 1,000 shares, par value $0.01 per share. The shares are designated as common stock and have identical rights and privileges in every respect.
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                                   ARTICLE V

                                  INCORPORATOR
                                  ------------

       The name and address of the incorporator is:

                       Thomas M. Hart III
                       c/o Andrews & Kurth L.L.P.
                       4200 Texas Commerce Tower
                       600 Travis
                       Houston, Texas 77002

                                   ARTICLE VI

                               INITIAL DIRECTORS
                               -----------------

       The number of directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as director until his successor is duly elected and qualified is:

                       Frank J. Hevrdejs
                       Eight Greenway Plaza, Suite 702
                       Houston, Texas 77046

                                  ARTICLE VII

                 LIMITATION OF PERSONAL LIABILITY OF DIRECTORS
                 ---------------------------------------------

       No director (including any advisory director) of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII

                                   INDEMNITY
                                   ---------

       Section 1.  The Corporation shall indemnify any person who was or is a
       ---------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 2.  The Corporation shall indemnify any person who was or is a
       ---------
party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

       Section 3.  To the extent that a director, officer, employee, or agent of
       ---------
the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       Section 4.  Any indemnification under Sections 1 and 2 (unless ordered by
       ---------
a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer,

                                       3
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employee, or agent of the Corporation shall be able to contest any determination that the director, officer, employee, or agent has not met the applicable standard of conduct set forth in Sections 1 and 2 by petitioning a court of appropriate jurisdiction.

       Section 5.  Expenses incurred by an officer or director in defending or
       ---------
settling a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

       Section 6.  The indemnification and advancement of expenses provided by,
       ---------
or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       Section 7.  The Corporation shall have the power to purchase and maintain
       ---------
insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

       Section 8.  For purposes of this Article VIII, references to the
       ---------
"Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       Section 9.  For purposes of this Article VIII, references to "other
       ---------
enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries

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of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

       Section 10.  The indemnification and advancement of expenses provided by,
       ----------
or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

                                     BYLAWS
                                     ------

       The Bylaws of the Corporation may be amended or repealed, or new Bylaws may be adopted (i) by the Board of Directors of the Corporation at any duly held meeting or pursuant to a written consent in lieu of such meeting or (ii) by the holders of a majority of the shares represented at any duly held meeting of stockholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting, or pursuant to a written consent signed by the holders of a majority of the outstanding shares entitled to vote thereon.


       The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this the 10th day of May, 1996.



                                  -------------------------------------
                                  Thomas M. Hart III

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